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                                                                 Exhibit 99(j)

[KPMG logo]
                           KPMG LLP                 Telephone  617 988 1000
                           99 High Street           Fax        617 507 8321
                           Boston, MA 02110-2371    Internet   www.us.kpmg.com




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders
U.S. Global Accolade Funds:

We consent to the use of our report dated December 18, 2007 for Holmes Growth Fund, Global MegaTrends Fund, Eastern European Fund and Global Emerging Markets Fund, each a portfolio of U.S. Global Accolade Funds, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS" in the Statement of Additional Information.



                             /s/ KPMG LLP


Boston, Massachusetts
February 25, 2008







         KPMG LLP, a U.S. limited liability partnership, is the U.S.
           member firm of KPMG International, a Swiss cooperative.